Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Savannah Bancorp, Inc.

Savannah, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 28, 2005 relating to the consolidated financial statements of The Savannah Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta Georgia

October 17, 2005